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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Chemtura Corporation:

        We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-181561) and Form S-4 (No. 333-172710) of Chemtura Corporation of our report dated February 25, 2013, with respect to the consolidated balance sheets of Chemtura Corporation and subsidiaries ("the Company") as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 annual report on Form 10-K of Chemtura Corporation.

/s/ KPMG LLP

Stamford, Connecticut
February 25, 2013

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm